Exhibit 10.12

ASSIGNMENT AGREEMENT
THIS ASSIGNMENT AGREEMENT (this “Agreement”), dated as of January 1, 2019, is entered into by and among (i) CIM Capital, LLC (formerly known as CIM Investment Advisors, LLC), a Delaware limited liability company (the “Manager”), (ii) CIM Capital Controlled Company Management, LLC, a Delaware limited liability company (“R-CCM”), (iii) CIM Capital RE Debt Management, LLC, a Delaware limited liability company (“R-DM”), (iv) CIM Capital Real Property Management, LLC, a Delaware limited liability company (“R-RPM”) and (v) CIM Capital Securities Management, LLC, a Delaware limited liability company (“R-SM”).

W I T N E S S E T H:

WHEREAS, the Manager provides services to CIM Urban Partners, L.P., a Delaware limited partnership (the “Partnership”) pursuant to that certain agreement between the Manager and the Partnership (the “Management Agreement”);

WHEREAS, R-CCM, R-DM, R-RPM and R-SM (each, a “Subsidiary” and, collectively, the “Subsidiaries”) are wholly-owned subsidiaries of the Manager; and

WHEREAS, the Manager wishes to assign certain responsibilities under the Management Agreement to each Subsidiary, and each Subsidiary wishes to accept such assignment, all as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1.    Assignment. The Manager hereby assigns to each Subsidiary respectively the responsibility to manage the following asset classes respectively in connection with the Partnership: (a) R-CCM: controlled companies; (b) R-DM: debt; (c) R-RPM: real property; and (d) R-SM: securities. Each Subsidiary hereby accepts such assignment.

2.    Duties and Authority. Each Subsidiary shall provide recommendations and analyses to the Partnership related to the asset class assigned to such Subsidiary and shall perform each of the duties required of the Manager under the Management Agreement as to such asset class; it being understood that the Manager is the managing member of each Subsidiary and thereby retains supervisory authority over the Subsidiaries regarding their respective decisions as to whether the Partnership should acquire or dispose of investments. Each Subsidiary agrees that it will perform its duties under this Agreement in full compliance with the terms of the Management Agreement and applicable law.

3.    Fees and Expenses. The Partnership shall pay to each Subsidiary such portion of the management fee payable under the Management Agreement that is attributable to the asset class managed by such Subsidiary, with such portion to be determined in good faith by the Partnership's general partner.

4.    Term. This Agreement shall become effective as of the date hereof and shall remain in full force and effect for so long as the Management Agreement is in full force and effect.

5.    Miscellaneous. This Agreement may be amended, supplemented or waived at any time and from time to time by an instrument in writing signed by each party hereto, or their respective permitted successors or assigns. This Agreement may be executed through the use of separate signature pages and in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the same counterpart. Delivery of the signature pages by facsimile or electronic mail shall constitute due execution. The provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware. A Subsidiary may assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement only with the consent of the Manager and only to the extent permitted under applicable law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove written.

MANAGER CIM CAPITAL, LLC By: /s/ David Thompson Name: David Thompson Title: Vice President
R-CCM CIM CAPITAL CONTROLLED COMPANY MANAGEMENT, LLC By: /s/ David Thompson Name: David Thompson Title: Vice President
R-DM CIM CAPITAL RE DEBT MANAGEMENT, LLC By: /s/ David Thompson Name: David Thompson Title: Vice President
R-RPM CIM CAPITAL REAL PROPERTY MANAGEMENT, LLC By: /s/ David Thompson Name: David Thompson Title: Vice President
R-SM CIM CAPITAL SECURITIES MANAGEMENT, LLC By: /s/ David Thompson Name: David Thompson Title: Vice President

[Signature Page to Assignment Agreement]

ACKNOWLEDGMENT AND CONSENT:

Each of the undersigned hereby (i) acknowledges that each of the Subsidiaries is an affiliate of the Manager and (except as specifically set forth in this Agreement) is entitled to all of the rights of the Manager under the Management Agreement and the Second Amended and Restated Limited Partnership Agreement of the Partnership (as further amended from time time to time) of the Partnership, including without limitation, the right to indemnification by the Partnership, (ii) agrees to otherwise recognize each of the Subsidiaries as a manager under the terms of the Management Agreement, (iii) agrees to accept performance of the duties required of the Manager under the Management Agreement, as to the applicable asset class, from each of the Subsidiaries, as required by and in accordance with the Management Agreement, (iv) agrees to make payment of the management fee payable under the Management Agreement, attributable to the applicable asset class, to the applicable Subsidiary in accordance with the terms of this Agreement, and (v) otherwise consents to the terms of this Agreement.

PARTNERSHIP

CIM Urban Partners, L.P.

By: Urban Partners GP, LLC, its general partner

By: /s/ Jordan Dembo
Name: Jordan Dembo
Title: Vice President and Secretary

GENERAL PARTNER
Urban Partners GP, , LLC
By: /s/ Nicholas V. Morosoff
Name: Nicholas V. Morosoff
Title: Vice President

[Acknowledgement Page to Assignment Agreement]

[Acknowledgement Page to Assignment Agreement]